UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  February 11, 2013

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

Appointment of James F. Williams as Chief Accounting Officer

On February 12, 2013, Tanger Factory Outlet Centers, Inc. announced the appointment of James F. Williams as Senior Vice President - Chief Accounting Officer and Controller effective March 1, 2013. Mr. Williams, 48, will be responsible for overseeing the Company's accounting and financial reporting functions. Mr. Williams has served as the Company's Senior Vice President - Controller for the last seven years.

Mr. Williams has a three year employment contract effective January 1, 2008. The employment contract automatically extends for one additional year at the end of the initial one year term and for each year thereafter, unless Mr. Williams' employment is terminated, or either we or Mr. Williams gives written notice within 180 days prior to the end of the initial term or extended term that the contract term will not be automatically extended. Mr. Williams' base salary for subsequent years in no event may be less than $220,300.

If Mr. Williams' employment is terminated by reason of death or disability, he or his estate will receive as additional compensation a lump-sum payment in an amount equal to half of his annual base salary and a pro-rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if the employment of Mr. Williams is terminated by us without Cause, or by Mr. Williams for Good Reason, as those terms are defined in his agreement, Mr. Williams will receive a severance payment in an amount equal to 100% of the sum of (a) his annual base salary for the current contract year, and (b) his average annual bonus for the three consecutive contract years immediately preceding the contract year in which the termination occurs, to be paid monthly over the succeeding 12 months subject to the limitations required to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Good Reason includes Mr. Williams' election to terminate his employment for any reason within the 180-day period following a change of control of the Company.

During Mr. Williams' term of employment, and for a period of six months thereafter (one year if he receives a severance payment as described above if employment is terminated by the Company without Cause or by him for Good Reason) Mr. Williams is prohibited from (a) engaging in any activities involving developing or operating an outlet shopping facility within a radius of 50 miles of any retail shopping facility owned (with an effective ownership interest of 50% or more) or operated by the Company within the 365-day period ending on the date of termination Mr. Williams' employment, (b) engaging in any activities involving developing or operating an outlet shopping facility within a radius of 50 miles of any site that, within the 365-day period ending on the date of termination of Mr. Williams' employment, the Company or its affiliate negotiated to acquire and/or lease for the development or operation of a retail shopping facility or (c) engaging in any activities involving developing or operating any other type of retail shopping facility that, within the 365-day period ending on the date of the termination of his employment, was (i) under development by the Company or its affiliate; (ii) owned (with an effective ownership interest of 50% or more), directly or indirectly, by the Company; or (iii) operated by the Company.

(e) Compensatory Arrangements of Certain Officers

Tanger Factory Outlet Centers, Inc. 2013 Outperformance Plan

On February 11, 2013, the Compensation Committee of Tanger Factory Outlet Centers, Inc. (the “Company”) approved the general terms of the Tanger Factory Outlet Centers, Inc. 2013 Outperformance Plan (the “2013 OPP"). The 2013 OPP provides for the grant of performance shares under the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. Under the 2013 OPP, the Company will grant an aggregate of 315,150 performance shares to award recipients, which may convert, subject to the achievement of the goals described below, into a maximum of 315,150 restricted common shares of the Company based on the Company’s absolute share price appreciation and its share price appreciation relative to its peer group, over the three-year measurement period from January 1, 2013 through December 31, 2015.

The 2013 OPP is a long-term incentive compensation plan pursuant to which award recipients may earn up to an aggregate of 315,150 restricted common shares of the Company based on the Company’s share price appreciation (or total shareholder return) over three years beginning on January 1, 2013. The maximum number of shares will be earned under this plan if the Company both (a) achieves 35% or higher share price appreciation, inclusive of all dividends paid, over the three-year measurement period and (b) is in the 70th or greater percentile of its peer group for total shareholder return over the three-year measurement period. The Company expects that the maximum value of the awards, if the Company achieves or exceeds the 35% share price appreciation and is in the 70th or greater percentile of its peer group for total shareholder return over the three-year measurement period, will equal approximately $13.25 million. Listed below are the maximum number of performance shares that each of the Company's currently serving named executive officers will be eligible to receive upon achieving both goals discussed above at the conclusion of the performance period:

Name	Maximum Award
Steven B. Tanger President and Chief Executive Officer	112,000
Frank C. Marchisello, Jr. Executive Vice President, Chief Financial Officer	48,000
Thomas E. McDonough Executive Vice President, Chief Operating Officer	48,000
Chad D. Perry Executive Vice President, General Counsel and Secretary	25,600
Lisa J. Morrison Senior Vice President - Leasing	8,550

Any shares earned on December 31, 2015 are also subject to a time based vesting schedule. 50% of the shares will vest on January 4, 2016 and the remaining 50% will vest on January 3, 2017, contingent upon continued employment with the Company through the vesting dates.

With respect to 70% of the performance shares (or 220,605 shares), 33.33% of this portion of the award (or 73,528 shares) will be earned if the Company’s aggregate share price appreciation, inclusive of all dividends paid during this period, equals 25% over the three-year measurement period, 66.67% of the award (or 147,077 shares) will be earned if the Company’s aggregate share price appreciation, inclusive of all dividends paid during this period equals 30%, and 100% of this portion of the award (or 220,605 shares) will be earned if the Company’s aggregate share price appreciation, inclusive of all dividends paid during this period, equals 35% or higher.

With respect to 30% of the performance shares (or 94,545 shares), 33.33% of this portion of the award (or 31,512 shares) will be earned if the Company's share price appreciation inclusive of all dividends paid is in the 50th percentile of its peer group over the three-year measurement period, 66.67% of this portion of the award (or 63,033 shares) will be earned if the Company's share price appreciation inclusive of all dividends paid is in the 60th percentile of its peer group during this period, and 100% of this portion of the award (or 94,545 shares) will be earned if the Company's share price appreciation inclusive of all dividends paid is in the 70th percentile of its peer group or greater during this period. The peer group will be based on the SNL Equity REIT index.

The performance shares will convert on a pro-rata basis by linear interpolation between share price appreciation thresholds, both for absolute share price appreciation and for relative share price appreciation amongst the Company's peer group. The share price targets will be reduced on a dollar-for-dollar basis with respect to any dividend payments made during the measurement period.

The performance shares, prior to the date they are converted into restricted common shares, will not entitle award recipients to receive any dividends or other distributions. If the performance shares are earned, and thereby converted into restricted common shares, then award recipients will be entitled to receive a payment of all dividends and other distributions that would have been paid had the number of earned common shares been issued at the beginning of the performance period. Thereafter, dividends and other distributions will be paid currently with respect to all restricted common shares that were earned, whether vested or unvested.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Company’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013

TANGER FACTORY OUTLET CENTERS, INC.

By:    /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President and Treasurer

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